Exhibit 10.1

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (the "Agreement") is made as of ___________, 2004, by and between Single Source Electronic Transactions Inc., a Nevada corporation (the "Company"), and the undersigned, a director and/or officer of the Company ("Indemnitee"), with respect to the following facts.

         A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

         B. The following facts contribute to unfairness to directors and officers: (i) laws regarding the duties of directors and officers are often ambiguous; (ii) costs of litigation may be so enormous (whether or not the case is meritorious) that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors; and (iii) delay in litigation may extend the period of exposure to an officer or director until after retirement or death, thus forcing spouses, heirs, executors or administrators to expend funds.

         C. Indemnitee questions that adequacy and reliability of the protection presently afforded by both the Nevada and California General Corporation Law (the "Corporation Law") and the Company's Articles of Incorporation and Bylaws, in part because certain of the indemnification provisions of the Corporation Law are for the most part merely permissive and because the impact of provisions of the Company's Articles of Incorporation and Bylaws is presently uncertain.

         D. Indemnitee currently serves as director and/or officer of the Company. Indemnitee is concerned about continuing to serve the Company as a director and/or officer without assurance that indemnities available to [him/her] are, and will be, adequate to protect [him/her] against the risks associated with [his/her] service to the Company.

         E. The Company, in order to induce Indemnitee to continue to serve the Company as a director and/or officer has agreed to provide Indemnitee with the benefits contemplated by this Agreement, which benefits are intended to provide Indemnitee with the maximum possible protection permitted by law.

         NOW, THEREFORE, in consideration of the foregoing and the promises, conditions, representations and warranties set forth herein, the Company and Indemnitee hereby agrees as follows:

         1. DEFINITIONS. The following terms, as used herein, shall have the following respective meanings:

         1.1 "COVERED ACT" means (i) any actual or alleged action taken or attempted by Indemnitee (including, without limitation, any breach of duty, neglect, error, misstatement, or misleading statement) (a) in [his/her] capacity as, or otherwise by reason of, or arising out of [his/her] being, a director, officer, employee or other agent of the Company, or (b) by reason of the fact he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or (ii) any inaction or omission on Indemnitee's part while acting in any of the foregoing capacities. For purposes solely of this Agreement, it shall be conclusively deemed between the parties that the Indemnitee is serving at the request of the Company whenever such director serves as an officer, director, employee or other agent of any business entity controlling, controlled by or under common control with the Company.

         1.2 "EXCLUDED CLAIM" means any payment for Losses or Expenses in connection with any claim: (i) for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law, if the Company is in fact entitled to recover such profits; or (ii) the payment of which by the Company under this Agreement is not permitted by applicable law, including but not limited to, statutory prohibitions under Federal or State law; or (iii) initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification or advancement of Expenses and Losses or a proceeding initiated with the approval of a majority of the members of the Board of Directors; or (iv) the payment of which has been made directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company. Any facts pertaining to any other director, officer, employee or agent of the Company shall not be imputed to Indemnitee for the purpose of determining an Excluded Claim.

         1.3 "EXPENSES" means any reasonable expenses incurred by Indemnitee as a result of a claim or claims whether brought by or in the right of the Company for Covered Acts.

         1.4 "LOSS" means any amount which Indemnitee pays or is obligated to pay as a result of a claim or claims.

         2. INDEMNIFICATION.

         2.1 The Company, at the request of Indemnitee, shall indemnify Indemnitee and hold [him/her] harmless from any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

         2.2 The protection afforded to Indemnitee hereunder is intended to supplement the other protections to which Indemnitee may be entitled now or hereafter under statutory law, the Company's Articles of Incorporation or Bylaws, any insurance policies maintained by the Company, vote of stockholders or of directors or otherwise, and all of such protections and the provisions hereof are intended to be cumulative.

         2.3 Indemnitee may seek such indemnification under statutory law, the Company's Articles of Incorporation or Bylaws, the provisions of Section 2.1 of this Agreement, or otherwise concurrently or in such sequence as Indemnitee may choose, in [his/her] sole discretion.

         2.4 The Company shall have no obligation to indemnify Indemnitee for and hold [him/her] harmless from any Loss or Expense which constitutes an Excluded Claim.

         3. INDEMNIFICATION PROCEDURES.

         3.1 Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any action, suit or proceeding, Indemnitee shall notify the Company of the commencement or threat thereof.

         3.2 With respect to any such action suit or proceeding, Indemnitee may at [his/her] option, either control the defense thereof [himself/herself] or require the Company to defend [him/her]. If Indemnitee requires the Company to defend [him/her], then the Company shall promptly undertake to defend any such action, suit or proceeding, at the Company's sole cost and expense, utilizing counsel of the Indemnitee's choice who has been reasonably approved by the Company. If appropriate the Company shall have the right to participate in the defense of such action, suit or proceeding.

         3.3 If the Company shall fail to defend Indemnitee in a timely manner against any such action Indemnitee shall have the right to do so, including the right to make any compromise or settlement thereof, and to recover from the Company all attorney's fees, reimbursements and all amounts paid as a result thereof.

         3.4 Expenses and losses incurred or to be incurred by Indemnitee from time to time as a result of any actions, covered by the indemnity provisions of this Agreement, shall be paid by the Company within thirty (30) days of written request of the Indemnitee. At the election of Indemnitee, Indemnitee may from time to time request the Company to advance to [him/her] funds to pay any expenses for which there is an actual written invoice from a third-party which would be subject to reimbursement hereunder. The company shall provide such advance within seven (7) business days after written request thereof. Indemnitee agrees to reimburse the Company for all losses and expenses paid or advanced by the Company in connection with any such action in the event that a determination is made that the Indemnitee is not entitled to be Indemnified by the Company for such losses and expenses because said claim is an Excluded Claim.

         4. SETTLEMENT. Except as otherwise provided in Section 3.3, hereof, Indemnitee shall not settle any suit, action or proceeding without the Company's prior written consent. The Company shall not settle any suit, action or proceeding in any manner which would impose any obligation on Indemnitee which is not covered by indemnification hereunder without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonable withhold their consent to any proposed settlement.

         5. MISCELLANEOUS.

         5.1 NOTICES. Any communication contemplated under this Agreement shall be in writing and shall be effective upon personal delivery or five days after deposit in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as follows or to such other address as may be specified in the same manner.

             If to the Company:   [                                  ]
                                   ----------------------------------
                                  [                                  ]
                                   ----------------------------------
                                  [                                  ]
                                   ----------------------------------

             If to Indemnitee:    [                                  ]
                                   ----------------------------------
                                  [                                  ]
                                   ----------------------------------
                                  [                                  ]
                                   ----------------------------------

         5.2 ENFORCEMENT.

         (a) All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, employee of agent of the Company (or is serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.

         (b) The Company's indemnity obligations hereunder shall be applicable to any and all claims made after the date hereof regardless of when the facts upon which such claims are based occurred, including times prior to the date hereof.

         (c) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby, in order to induce Indemnitee to serve, or continue to serve, as a director and/or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve in such capacity.

         5.3 SEVERABILITY. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms. Without limiting the generality of the foregoing, if this Agreement or any portion thereof shall be invalidated on any ground, the Company shall nevertheless indemnity Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

         5.4 SUCCESSOR AND ASSIGNS. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

         5.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all prior negotiations, agreements and understandings, written or oral, with respect to such subject matter. The terms of this Agreement shall be waived or amended only by the written agreement of the parties hereto. No delay or omission of either party hereto in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.

         5.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the conflicts of laws rules thereof. The parties agree that the exclusive venue for resolution of any case or controversy arising out of or in connection with this Agreement shall be Los Angeles County, California.

         5.7 ATTORNEY'S FEES. If either party to this Agreement shall bring any action for any relief against the other arising out of or in connection with this Agreement, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney's fees and costs incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs incurred in enforcing such judgment. For the purposes of this Section, attorney's fees shall include, without limitation, fees incurred with respect to the following: (i) postjudgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examinations, (iv) discovery and (v) bankruptcy litigation.

         5.8 INTERPRETATION. Each party intends that this Agreement be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them. The parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies.

         IN WITNESS WHEREOF, the parties hereto have duly authorized and executed this Agreement as of the Effective Date.

                                    "Company"

                                    Single Source Electronic Transactions Inc., a Nevada corporation

                                    By:
                                        ----------------------------------------

                                    Title:
                                           -------------------------------------


                                    "Indemnitee"

                                    --------------------------------------------